MOTOR CLUB OF AMERICA
                                95 ROUTE 17 SOUTH
                            PARAMUS, NEW JERSEY 07653

                                     [LOGO]


                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  June 10, 1998

                                   ----------

TO THE HOLDERS OF COMMON STOCK OF MOTOR CLUB OF AMERICA:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Motor Club of America (the Company) will be held at the Marriott at Glenpointe Hotel, 100 Frank W. Burr Boulevard, Teaneck, New Jersey, on Wednesday, June 10, 1998, at 10:00 o'clock A.M. (New Jersey Time), for the following purposes:

            1. To elect eight (8) directors of the Company to hold office until the 1999 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified; and

            2. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on April 30, 1998, as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the meeting.

      If you cannot be present in person, your management would greatly appreciate your filling in, signing and returning the enclosed proxy, in the envelope provided for the purpose, in time to arrive no later than June 9, 1998. Any proxy not received by that date may arrive too late to be voted at the meeting.

                                           By Order of the Board of Directors


                                                             PETER K. BARBANO
                                                                 Secretary
Dated:  Paramus, New Jersey
        May 7, 1998

                              MOTOR CLUB OF AMERICA
                                95 ROUTE 17 SOUTH
                            PARAMUS, NEW JERSEY 07653

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                         Annual Meeting of Stockholders
                                  June 10, 1998

                                   ----------

      This statement is furnished in connection with the solicitation of proxies by the management of MOTOR CLUB OF AMERICA for use at the 1998 Annual Meeting of Stockholders to be held on June 10, 1998, and at any and all adjournments thereof. The Board of Directors has selected the close of business on April 30, 1998 as the record date, for purposes of determining shareholders entitled to notice of, and entitled to vote at the Annual Meeting, and this proxy statement is being mailed to such shareholders on or about May 7, 1998. On the record date, there were 2,101,429 shares of Common Stock of the Company outstanding, all of the par value of $.50 per share and each entitled to one vote on any matter to be voted on at the meeting.

      Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

      If the enclosed form of proxy is properly executed and returned in time to be voted at the meeting, the shares represented thereby will be voted. The attendance at the meeting by any stockholder who has previously given a proxy will not have the effect of revoking the proxy; however, any such stockholder may vote in person by delivering written notice of revocation of the proxy to the Secretary of the Company prior to the exercise of the proxy.


Election of Directors

      At the meeting eight directors are to be elected to hold office until the 1999 Annual Meeting of Stockholders, and until their successors have been duly elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote the shares represented thereby for the election of the following nominees as directors of the Company. Each of the nominees is a member of the Board of Directors of the Company. The principal occupations of Messrs. Galatin, Fried, Lobeck, McWhorter, Pratt and Swanner for the last five years appear below; Messrs. Gilbert and Haveron devote substantially all of their business time to the affairs of the Company or one or more other companies in the Motor Club of America Group, and have been active in the business of one or more companies in the Motor Club of America Group for more than five years. Should any of these nominees be unable or unwilling to accept nomination or election for any presently unknown reason, it is the intention of the persons named in this proxy to vote for such other person or persons as the management of the Company may nominate.

                                                                                                            Common Stock of the
                                                                                                                Company Owned
                                                                                                               Beneficially at
                                                                                                               March 31, 1998
                                                                                       Years in Which      ---------------------
                                                                                     Nominee Has Served     Number
                                                                                    as Director of This      of         Percent
   Name and Age                       Principal Occupations                        Company (Inclusive)(A)  Shares(B)    of Class
   ------------                       ---------------------                        ----------------------  ---------    --------
Archer McWhorter, 76 .....  Chairman  of  the  Board  of  Directors of Companies           1986-1998        301,635       14.37
                              in the Motor Club of America  Group;  from 1995 to
                              March  1997,   Director  of  National  Car  Rental
                              Systems, Inc. and affiliated  corporations,  a car
                              rental enterprise  ("NCR");  from 1995 to February
                              1997, one-third owner of Santa Ana Holdings,  Inc.
                              ("Santa  Ana"),  which  exchanged  its  90%  stock
                              interest in NCR for stock in Republic  Industries,
                              Inc.;   from  February  1997  to  February   1998,
                              consultant of NCR; consultant (to 1994) of Thrifty
                              Rent-A-Car System,  Inc.  (Thrifty),  a car rental
                              company;    President   (to   January   1996)   of
                              Acceptance, Inc., a finance company

Stephen A. Gilbert, 59(C)   President and Chief Executive Officer  of  Companies           1984-1998         20,500         .98
                              in the Motor Club of America Group

Robert S. Fried, 68(C) ...  Retired Senior Vice President  of  Companies in  the           1956-1998          1,000         .05
                              Motor Club of America Group

William E. Lobeck, Jr., 58  From  March  1997,  President  and COO of the  Auto-           1986-1998        289,601       13.79
                              motive Rental Group of Republic Industries,  Inc.;
                              from 1995 to May 1997, CEO, President and Director
                              of NCR;  from  1995 to  February  1997,  one-third
                              owner of Santa Ana, which  exchanged its 90% stock
                              interest in NCR for stock in Republic  Industries,
                              Inc.;  President  of The  Numbered  Car Co., a car
                              dealership;   to  February   1993:   President  of
                              Pentastar  Transportation Group, Inc., Chairman of
                              the Board of Dollar Rent A Car  Systems,  Inc. and
                              Snappy Car Rental, Inc., car rental companies

James D. Pratt, 57 .......  Chairman  of the  Board of  Italix  Management  Cor-          1986-1998         26,833        1.28
                              poration and Italix Acquisition Corporation; Chief
                              Executive Officer of Alpha-Century  Aviation, Inc.
                              and Jet East, Inc., aviation  companies;  Chairman
                              of the Board of The Manheim  Corporation,  Inc., a
                              custom furniture manufacturing company

Alvin E. Swanner, 69 .....  From 1995 to March  1997,  Chairman of the Board and          1986-1998        301,634       14.37
                              Director  of  NCR;   from1995  to  February  1997,
                              one-third  owner of Santa Ana which  exchanged its
                              90% stock  interest  in NCR for stock in  Republic
                              Industries,  Inc.;  from February 1997 to February
                              1998,  consultant  of NCR;  Vice  Chairman  of the
                              Board (to December 1993) of Companies in the Motor
                              Club of  America  Group;  consultant  (to 1994) of
                              Thrifty; President of Swanner & Associates,  Inc.,
                              formely  a  car  rental   company;   President  of
                              Chateau,  Inc.,  a  golf  and  country  club,  and
                              Chateau Development  Company,  Inc., a development
                              company;  President  of 135 St.  Charles,  Inc., a
                              hotel development company

Malcolm Galatin, 58 ......  Professor of Economics, The City College of The City           1987-1998             --          --
                              University of New York

Patrick J. Haveron, 36 (C)  Executive Vice President and Chief Financial Officer           1994-1998          5,600         .27
                              of Companies  in the Motor Club of America  Group;
                              Treasurer  of  Motor  Club  of  America  Insurance
                              Company and Preserver Insurance Company

      Following is stock ownership information of officers of the Company who are listed in the compensation tables that follow, but who are not included in the Director tabulations above.

                                                                             Common Stock of the
                                                                         Company Owned Beneficially
                                                                              at March 31, 1998
                                                                         --------------------------
                                                                           Number of       Percent
       Name                                 Title                          Shares (B)     of Class
        ------                              -----                          ----------     --------
George B. Meyers, 71 ........... Vice President--Claims                       5,000          .24
Myron Rogow, 55 ................ Vice President--Underwriting                 2,700          .13
Charles Pelosi, 53 ............. Vice President--Information Services         9,750          .46

--------------
(A)   Includes years during any portion of which the nominee served as director.
(B) As reported to the Company by the named persons. The nature of beneficial ownership for shares shown in this Proxy Statement is sole voting and investment power, except Mr. McWhorter's shares are owned by a family trust of which he and his wife are trustees, and 2,000 of Mr. Lobeck's shares are owned by two trusts of which he is trustee.
(C)   Member of Finance Committee.

      The following table sets forth the number of outstanding shares of Common Stock of the Company beneficially owned, directly or indirectly, by persons known to the Company to be a beneficial owner of more than five percent of such stock at March 31, 1998.

                                                      Shares
                                                   Beneficially         Percent
     Name and Address                                  Owned           of Class
     ----------------                              ------------        ---------
Archer McWhorter ................................     301,635            14.37
   1600 Smith Street
   Houston, Texas 77002
William E. Lobeck, Jr. ..........................     289,601            13.79
   110 S.E. 6th Street
   Fort Lauderdale, Florida 33301
Alvin E. Swanner ................................     301,634            14.37
   28 Chateau Haut Brion Street
   Kenner, Louisiana 70065

      The following table shows the number of outstanding shares of equity securities in the Company beneficially owned at March 31, 1998, by all 14 directors and officers of the Company as a group:

                                                    Shares
                                                Beneficially           Percent
            Title of Class                          Owned             of Class
            --------------                       ----------            -------
Motor Club of America Common Stock
 (par value $.50 per share) ..................     974,753              46.42

      One of the Company's insurance subsidiaries, MCA Insurance Company (MCAIC) was declared insolvent on October 23, 1992 as a result of claims of Hurricane Andrew, which struck the South of Florida coast on August 24, 1992. The Company wrote off in 1992 its investment in MCAIC and its subsidiaries, Property-Casualty Company of MCA and Fairmount Central Urban Renewal Corporation. The directors and executive officers of the Company, with the exception of Malcolm Galatin, were directors and executive officers of MCAIC.

Committees of the Board

      The Executive Committee serves as a policy-making and supervisory body for all operations of the Company, has all the eligible powers of the Board of Directors between meetings of the Board and also acts as the nominating committee. Shareholders who wish to suggest nominees for director should write to the Secretary of the Company at 95 Route 17 South, Paramus, New Jersey 07653, stating in detail the qualifications of such persons for consideration by the Committee.

      The   Compensation   and  Evaluation   Committee   administers   executive
compensation and bonus plans; it met two times during 1997.

      The Stock Option Plan Committee administers the 1987 and 1992 Stock Option Plans and met two times during 1997.

      The Executive and Stock Option Plan Committees are comprised of Archer McWhorter, William E. Lobeck, Jr. and Alvin E. Swanner. The Compensation and
Evaluation  Committee  is  comprised  of  William  E.  Lobeck,  Jr. and Alvin E.
Swanner.

      The Audit Committee, which is comprised of Malcolm Galatin, Robert S. Fried and James D. Pratt, assesses the Company's risk of fraudulent financial reporting and management's program to monitor compliance with the code of corporate conduct, participates in the recommendation of independent public accountants and reviews the audit plans of the internal auditor and independent public accountants. The Audit Committee met four times during 1997.

      The Board of Directors of the Company met on three occasions during 1997.

      During 1997, none of the incumbent directors attended less than 75% of the aggregate of (1) the total number of meetings of the Board ( held during the period for which he has been a director) and (2) the total number of meetings of all committees of the Board on which he served (during the period that he served).

Directors' Compensation

         Each non-employee director receives $1,000 per month from Companies in the Motor Club of America Group. Directors who are also employees do not receive any amount, in addition to their compensation, for being directors. Each member of the Executive Committee receives $4,000 per month from Companies in the Motor Club of America Group; and each non-employee member of the Audit and Finance Committees receives $250 per meeting.

Executive Compensation Tables

      The following tables provide information about executive compensation.

                           SUMMARY COMPENSATION TABLE

      The following table sets forth information about the compensation of the chief executive officer and each of the four most highly compensated executive officers of the Company for services in all capacities to the Company and its subsidiaries.

                                                                                   Long Term
                                                                                 Compensation
                                                     Annual Compensation           Award (2)
                                                   -----------------------       ------------
           (a)                        (b)            (c)             (d)              (e)              (f)
                                                                                  Securities
                                                                                  Underlying        All Other
                                                                                   Options/          Compen-
   Names and principal                             Salary         Bonus (1)        SAR's (3)       sation (4)
        Position                     Year            ($)             ($)              (#)              ($)
   -------------------               ----          ------         --------         ---------       ----------
Stephen A. Gilbert ...............   1997          165,000         121,000          17,500          14,760
   President and Chief               1996          155,000          89,238               0           9,760
   Executive Officer                 1995          155,000          86,223               0           9,630

Patrick J. Haveron ...............   1997          135,000         100,000          15,000           6,486
   Executive Vice President          1996          105,000          73,119               0           5,240
   and Chief Financial Officer       1995          105,000          70,250               0           5,021

Myron Rogow ......................   1997          125,000          42,951           5,000           6,200
   Vice President--                  1996          125,000          30,000               0           6,200
   Underwriting                      1995          125,000          30,000               0           6,170

George B. Meyers .................   1997          100,000          35,792           5,000           6,838
   Vice President--                  1996          100,000          25,000               0           7,465
   Claims                            1995          100,000          25,000               0           6,540

Charles Pelosi ...................   1997           92,135          35,792           5,000           5,224
   Vice President--                  1996           92,135          25,000               0           5,224
   Information Services              1995           92,135          25,000               0           5,235

-----------------
(1) Bonus amounts shown were earned with respect to the year indicated but were paid in the following year.
(2) The Company does not have a restricted stock award plan or a long term incentive award plan other than certain stock option plans.
(3) Amounts shown represent the number of stock options granted each year; there are no stock appreciation rights.
(4) Amounts shown include (a) Company contributions for the account of each named executive officer under the 401(k) Plan, a tax-qualified defined contribution plan open to all salaried employees of the Company and certain subsidiaries upon completion of one year of service, (b) the value of certain group life insurance premiums; and (c) in 1997, for Mr. Gilbert and Mr. Haveron, contributions to a non-qualified deferred compensation plan.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

      The following table shows all grants of options to the named executive officers of the Company in 1997. Pursuant to Securities and Exchange Commission rules, the table also shows the value of the options granted at the end of the option terms (five years) if the stock price were to appreciate annually by 5% and 10%, respectively. There is no assurance that the stock price will appreciate at the rates shown in the table. The table also indicates that if the stock price of the option does not appreciate, there will be no increase in the potential realizable value of the options granted.

                                                                                     Potential Realizable Value at
                                                                                     Assumed Annual Rates of Stock
                                                                                        Price Appreciation for
                                   Individual Grants                                          Option Term
------------------------------------------------------------------------------------ ----------------------------
         (a)                           (b)           (c)           (d)         (e)          (f)         (g)
                                    Number of
                                   Securities
                                   Underlying    % of Total
                                    Options/    Options/SAR's   Exercise
                                      SAR's      Granted to      or Base
                                   Granted (1)  Employees in      Price    Expiration
        Name                           (#)       Fiscal Year    ($/Share)     Date          5%          10%
       ------                      ----------    -----------   -----------------------  ---------- ------------
Stephen A. Gilbert .............      17,500        26.9          12.75      6/22/02      61,600       136,150
Patrick J. Haveron .............      15,000        23.1          12.75      6/22/02      52,800       116,700
Myron Rogow ....................       5,000         7.7          12.75      6/22/02      17,600        38,900
George B. Meyers ...............       5,000         7.7          12.75      6/22/02      17,600        38,900
Charles Pelosi .................       5,000         7.7          12.75      6/22/02      17,600        38,900

---------------
(1) Amounts shown represent the number of stock options granted in 1997; no stock appreciation rights ("SAR's) have ever been issued. Options may not be exercised for at least one year after grant and may then be exercised in installments of 25% of the grant amount each year until they are 100% vested. Payment must be made in full upon exercise in cash or such other consideration as is acceptable to the Stock Option Plan Committee.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION SAR VALUES

      The following table provides information as to options exercised by each of the named executive officers of the Company during 1997 and the value of options held by such officers at year end measured in terms of the closing price of the Company Common Stock on December 31, 1997.

         (a)                           (b)           (c)                 (d)                            (e)
                                                                 Number of Securities
                                                                Underlying Unexercised          Value of Unexercised
                                     Shares                     Options/SAR's at Fiscal       In-the-Money Option/SAR's
                                    Acquired        Value          Year-End (1) (#)         at Fiscal Year-End (1), (2) ($)
                                   on Exercise    Realized     -------------------------    -------------------------------
        Name                           (#)           ($)       Exercisable Unexercisable       Exercisable Unexercisable
       ------                      ----------    -----------   ----------- -------------       ----------- -------------
Stephen A. Gilbert                    10,000        81,250        7,500       17,500              81,563      13,125
Patrick J. Haveron                     5,000        21,600        3,750       15,000              40,781      11,250
Myron Rogow                            2,700        19,156        3,750        5,000              40,781       3,750
George B. Meyers                       1,250        40,625        3,750        5,000              40,781       3,750
Charles Pelosi                         6,875        50,078            0        5,000                   0       3,750

--------------
(1)   No SAR's have ever been issued.
(2) The values shown equal the difference at December 31, 1997 between the exercise price of unexercised in-the-money options and the closing market price of the underlying Common Stock. Options are in-the-money if the fair market value of the Common Stock exceeds the exercise price of the option.

              LONG TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

      The Company does not maintain any Long Term Incentive Plans other than stock option plans previously disclosed.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

      Set forth on the following page is a line graph comparing the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Center for Research in Security Prices at The University of Chicago Graduate School of Business (CRSP) Index for NASDAQ Stock Market (United States Companies) and the CRSP Index for NASDAQ Fire, Marine & Casualty Insurance for the period of five years commencing December 31, 1992 and ending December 31, 1997. The graph and table assume that $100 was invested on December 31, 1992 in each of the Company's Common Stock, the CRSP Index for the NASDAQ Stock Market (United States Companies) and the CRSP Index for the NASDAQ Fire, Marine & Casualty Insurance. This data was furnished by CRSP.

             Comparison of Five Year-Cumulative Total Years Returns

                              Performance Graph for

                              MOTOR CLUB OF AMERICA


  [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL]

--------------------------------------------------------------------------------

                                     Legend

   Symbol    CRSP Total Returns Index for:                12/31/92  12/31/93  12/30/94  12/29/95  12/31/96  12/31/97
   ------    -----------------------------                --------  --------  --------  --------  --------  --------
   -------   MOTOR CLUB OF AMERICA                          100.0     200.0     220.0     520.0     760.0    1080.0
   -- - --   Nasdaq Stock Market (US Companies)             100.0     114.8     112.2     158.7     195.2     239.5
   - - - -   NASDAQ Stocks (SIC 6330-6339 US Companies)     100.0     103.3      99.1     139.0     150.7     228.9
             Fire, Marine, and Casualty Insurance

   Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.  The index level for all series was set to $100.0 on 12/31/92.

--------------------------------------------------------------------------------

                             Executive Compensation

Report of the Compensation and Evaluation Committee and Stock Option Plan Committee on Executive Compensation

      The Compensation and Evaluation Committee was charged by the Board of Directors with administering salaries and other compensation for executive officers. The Stock Option Plan Committee administers the Company's incentive stock option programs. For the purposes of insuring continuity in the application of the Company's compensation philosophy, both Committees (hereinafter referred to as the Committee) have identical membership, with Mr. McWhorter also being a member of the Stock Option Plan Committee.

COMPENSATION PHILOSOPHY

      There are several guiding principles of the Committee in performing its functions. The Company's compensation philosophy is to provide a competitive salary and other remuneration tied to Company performance against operating goals in order to attract and retain quality insurance executives. Stock options are provided to executives to offer additional incentive compensation commensurate with Company performance.

      The Committee believes this compensation philosophy properly balances its executives' incentives to provide short-term operating performance.

      The Company's continuing financial improvement is the preeminent concern of the Committee, and all compensation decisions derive from this concern.

COMPONENTS OF EXECUTIVE COMPENSATION

      The Company's executive compensation program consists of: (i) an annual salary, (ii) a short-term incentive in the form of participation in the Annual Incentive Program and (iii) a long-term incentive in the form of stock options.

Salary

      The Committee believes the Company has attracted executive officers with talent and expertise which exceed the Company's current operating environment and market scope. Accordingly, these executive officers are paid an annual salary which is commensurate with their industry expertise, functional expertise and value in the insurance marketplace.

      Historically, many factors have been used to determine annual salary increases. Such factors include Company performance, the Company's operating plan and objectives thereunder, individual performance, Company performance in relation to the industry, and the regulatory environment in which the Company operates. In addition, exceptional performance by an individual, whether or not it has a direct impact on Company performance, is taken into account in setting salary increases.

      During recent years, the Company has in general employed a cap on the maximum increase any employee, including executive officers, may receive over the previous year's salary. The Company has utilized this strategy in order to control its expenses.

      In order to control expenses further and assist with the Company's financial recovery, the Committee eliminated all salary increases for calendar year 1993, including executive officers' salaries; for calendar years since 1994, the Committee has eliminated or substantially limited salary increases for key and executive officers. The Committee does not believe these salary actions will be detrimental to the Company's long-term prospects. The Committee further believes that total compensation for executives and key officers should primarily be determined by Company performance and that the Annual Incentive Program (AIP) should be the featured additional remuneration component for these individuals, as opposed to salary.

Stock Options

      Stock options are granted as a means of providing executive officers and key employees long term benefits and incentives from an improvement in Company share performance. The options are granted at the market value of the stock on the date of grant. Thus, the options gain value only to the extent the stock price exceeds the option price during the life of the option. Options are awarded in a manner which maintains the executive's focus on long-term share performance.

      Many of the principal competitors of the Company have adopted and now have in operation stock option plans. The plans are used as incentive devices by corporations which wish to attract new management, to convert their officers into "partners" by giving them a stake in the business, to retain the services of executives who might otherwise leave and to give their employees generally a more direct interest in the success of the corporation.

Annual Incentive Program

      The Company also offers an AIP which provides incentive compensation tied to the profitability of the Company against a performance factor which is derived from the Company's calendar year Budget and Profit Plan. The Compensation Committee selected participants in the 1997 AIP who perform functions which directly affect the ability of the Company to meet its business and performance objectives.

      Under the 1997 AIP, because income before Federal income taxes for the year was within a specific range as compared to the performance factor, bonuses, adjusted to reflect individual performance, have been paid to participants, including executive officers, during 1998.

      The Committee reserves the right to withdraw the AIP in total or an executive's participation in the AIP at any time. The Committee has established an AIP for 1998 and its terms and performance factor are effective only for 1998.

      The 1998 AIP will offer incentive compensation tied to the profitability of the Company against a performance factor which is derived from the Company's calendar year Budget and Profit Plan. The Compensation Committee will select participants in the 1998 AIP who perform functions which directly affect the ability of the Company to meet its business and performance objectives.

      Under the 1998 AIP, if income before Federal income taxes for the year is within a specific range as compared to the performance factor, bonuses, adjusted to reflect individual performance, will be paid during 1999. The executive officers named in the Summary Compensation Table are participating in the AIP in 1998.

      William E. Lobeck, Jr.                           Alvin E. Swanner


   Compensation and Evaluation Committee Interlocks and Insider Participation

      William E. Lobeck, Jr. and Alvin E. Swanner, who are members of the Compensation and Evaluation Committee and the Stock Option Plan Committee, each was paid director's fees of $60,000 during 1997. There are no Compensation and Evaluation Committee interlocks.

Retirement Plan and Certain Transactions

      In 1954, the Company  established an Employees'  Retirement  Plan (Pension
Plan), which as amended covers employees with one year's service and provides annual retirement benefits based on salary and length of service to companies in the Motor Club of America Group. The Pension Plan was amended as of January 1992 to suspend benefit accruals. The trustees of the Pension Plan, which is non-contributory, are Robert S. Fried, Stephen A.
Gilbert and Patrick J. Haveron.

      In order to fund Plan benefits, the trustees have purchased guaranteed investment group annuity contracts and United States Government obligations, and have placed funds with money managers who are investing these monies in a balanced relationship between equity and fixed-income securities.

      The annual Pension Plan benefits payable upon retirement at or after the normal retirement age of 65 consist of an amount equal to the sum as of January 1992 of:

      (a)  11/2%  of  the  first  $12,000  of  an  employee's   average   annual
compensation plus 21/4% in excess of $12,000, multiplied by the employee's years of plan participation prior to January 15, 1983; and

      (b) For each plan year after January 15, 1983, 13/4% of the first $13,200 of the employee's annual compensation plus 23/4% in excess of $13,200.

      Early retirement is available at age 55 with 15 years of service. A participant's Pension Plan benefits become 100% vested after five years of service. Pension Plan amounts are not subject to deductions for Social Security benefits or other offset amounts.

      The following table sets forth certain information relating to the Pension Plan with respect to the five most highly compensated executive officers of the Company who are participants in the Pension Plan:


                                   Estimated Annual      Latest Remuneration        Credited Years
         Name                      Benefit at Age 65   Covered by the Plan (1)of      Service (1)
         ----                      -----------------   -------------------------      -----------
   Stephen A. Gilbert ..........         $52,650              $175,000                    24
   Patrick J. Haveron ..........           4,950                79,500                     4
   Myron Rogow .................           9,500               113,950                     4
   George B. Meyers ............          35,000                92,700                    41
   Charles Pelosi ..............          21,250                86,920                    18

--------------
(1)  As of January 1992 when Pension Plan accruals were suspended.

Other Business

      The management of the Company knows of no other matters which may be presented at the meeting. However, if any matter not now known should come before the meeting, it is intended that the persons named in the enclosed form of proxy, or their substitutes, will vote the shares represented by them in accordance with their judgment on such matter.

Financial Statements Available

      A copy of the Annual Report of the Company for 1997, which contains financial statements audited by the Company's independent public accountants, is being sent to all stockholders with this proxy statement.

      A copy of the Company's 1997 Annual Report on Form 10-K filed with the Securities and Exchange Commission is available without charge upon written request to the Chief Financial Officer of the Company, 95 Route 17 South, Paramus, New Jersey 07653.

Relationship with Independent Public Accountants

      The Board of Directors has selected the firm of Coopers & Lybrand L.L.P. as the Company's principal independent public accountant for the year of 1998. One or more members of this firm will attend the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to answer questions that may be asked by stockholders.

Proposals of Stockholders

      In order for proposals of stockholders to be included in the proxy materials for presentation at the 1999 Annual Meeting of Stockholders, such proposals must be received by the Company no later than March 8, 1999.

Cost of Solicitation

      The costs of the meeting, including the solicitation of proxies, will be borne by the Company. Proxies will be solicited by mail, and may also be solicited, without extra compensation, by certain directors, officers and regular employees of the Company, by mail, telephone, telegraph, telecopy or personally. Arrangement will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in doing so.

      If you cannot be present in person, your management would greatly appreciate your filling in, signing and returning the enclosed proxy, in the envelope provided for the purpose, in time to arrive not later than June 9, 1998. Any proxy not received by that date may arrive too late to be voted at the meeting.


                                       By Order of the Board of Directors


                                                       PETER K. BARBANO,
                                                           Secretary

Dated:  Paramus, New Jersey
        May 7, 1998

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                              MOTOR CLUB OF AMERICA
 [LOGO]                             for the
                  Annual Meeting of Stockholders June 10, 1998


PROXY: ARCHER McWHORTER, ALVIN E. SWANNER, WILLIAM E. LOBECK, JR. AND STEPHEN A. GILBERT, and each of them are hereby appointed as attorneys and proxies, with full power of substitution, to represent and to vote all stock of MOTOR CLUB OF AMERICA (the Company) in the name of the undersigned, as fully and effectively as the undersigned could do if personally present, at the Annual Meeting of Stockholders of the Company, to be held at the Marriott at Glenpointe Hotel, 100 Frank W. Burr Boulevard, Teaneck, New Jersey 07666, on June 10, 1998 at 10 o'clock A.M. (New Jersey Time), and at any adjournment thereof, upon the matters set forth in the Proxy Statement, which has been received by the undersigned, as indicated on the reverse side hereof, and in their discretion in the transaction of such other business as may properly come before the meeting or any adjournment thereof.

        (Please mark, sign and date the reverse side and return promptly in the envelope provided)

Election of directors (Mark Only One Box).

Nominees: A. McWhorter, S.A. Gilbert, R.S. Fried, M. Galatin, W.E. Lobeck, Jr., J.D. Pratt, A.E. Swanner, P.J. Haveron

[ ]  Vote FOR all nominees listed above
     and recommended by the Board of
     Directors, EXCEPT vote withheld
     from the following nominees
     (if any):                             [ ]  Vote WITHHELD from all nominees.
     ..................................

                                     If no indication is made, the proxies shall vote FOR the election of the director nominees.

                                     Please sign here personally, exactly as your name appears hereon. Joint owners must both sign.


                                     DATED______________________________19______


                                     SIGNED_____________________________________


                                     SIGNED_____________________________________